UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2021

RANGE RESOURCES CORP

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-12209	34-1312571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street
Fort Worth, Texas		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 817 8702601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, (Par Value $0.01)	RRC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2021, Steffen E. Palko notified Range Resources Corporation (the “Company”) of his intention to resign from the Company’s Board of Directors (the “Board”) effective on that date. Mr. Palko also indicated his intention to resign from the Compensation Committee and ESG & Safety Committee on that date. Mr. Palko’s resignation was not due to any disagreement with the Company or its management with respect to any matter relating to the Company’s operations, policies or practices.

In addition, on September 27, 2021, the Board appointed Mr. Reginal Spiller as a director, to serve through the annual meeting of stockholders to be held in 2022. Mr. Spiller has been appointed to serve on the Governance and Nominating Committee and the ESG and Safety Committee.

There are no understandings or arrangements between Mr. Spiller and any other person pursuant to which Mr. Spiller was selected to serve as a director of the Board. There are no relationships between Mr. Spiller and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Spiller will be entitled to the same compensation as other non-employee directors; namely, (a) a $75,000 annual cash retainer, payable quarterly and prorated in the case of a partial quarter, (b) $180,000 annual grant of restricted stock, prorated for service of less than a full year, which vests at the end of one year, (c) a director indemnification agreement with the Company and (d) additional benefits as described in the Company’s definitive proxy statement delivered to its stockholders in connection with the 2021 annual meeting of stockholders and filed with the Securities and Exchange Commission on April 2, 2021.

Item 7.01 Regulation FD Disclosure.

Mr. Spiller is the President & Chief Executive Officer of Azimuth Energy Investments LLC which provides energy advisory services to upstream companies. He has more that 35 years of experience in the oil and gas industry and has worked in 60 plus countries at a variety of executive-level positions. His public sector experience includes a three-year tenure as Deputy Assistant Secretary for Gas and Petroleum Technologies at the US Department of Energy focusing on the development of advanced technologies for the natural gas and oil industry. A geologist by training, he has held a number of positions with the National Academy of Science and has served on several university boards. Mr. Spiller holds a master’s degree in geology from Pennsylvania State University and an undergraduate degree in geology from the State University of New York.

The Board has determined that Mr. Spiller is an independent director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Press Release dated September 27, 2021

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RANGE RESOURCES CORPORATION

Date:	September 27, 2021	By:	/s/ DAVID P. POOLE
David P. Poole Senior Vice President-General Counsel and Corporate Secretary